As filed with the Securities and Exchange Commission on April 16, 2007
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Potomac Realty Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	37-1470730
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices, Including Zip Code)
First Potomac Realty Trust 2003 Equity Compensation Plan
(Full Title of the Plan)

Joel F. Bonder
Executive Vice President and General Counsel
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200
(Name, Address, Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price	Registration Fee
Common Shares of Beneficial Interest, par value $0.001 per share	650,000 shares	$28.54	$18,551,000	$570

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s Class A Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rules 457(c) of the Securities Act on the basis of $28.54 per share, which was the average of the high and low prices of the Company’s Common Shares as quoted on the New York Stock Exchange on April 11, 2007.

     On January 2, 2004, First Potomac Realty Trust (the “Company”), a Maryland real estate investment trust, filed a Registration Statement (File No. 333-111691) in accordance with the requirements of Form S-8 (the “2004 Form S-8”) under the Securities Act of 1933, as amended, to register 903,800 common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), which had been authorized and reserved for issuance under the First Potomac Realty Trust 2003 Equity Compensation Plan (the “Plan”). The contents of the 2004 Form S-8 are hereby incorporated by reference into this Registration Statement on Form S-8 (the “2007 Form S-8”).
     On May 20, 2005, the Company’s shareholders approved an amendment to the Plan that provides for the issuance of an additional 650,000 Common Shares under the Plan. This 2007 Form S-8 is filed for the purpose of registering the 650,000 additional Common Shares (the “Shares”) under the Plan and incorporating by reference herein the contents of the 2004 Form S-8 (including the 903,800 common shares previously registered by the 2004 Form S-8). As of the date hereof, the Company has granted options to purchase a portion of the Shares, but none of the options have been exercised, and none of the Shares have been issued.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Not required to be filed with this Registration Statement.*
Item 2. Registrant Information and Employee Plan Annual Information.
     Not required to be filed with this Registration Statement.*

*	The documents containing information specified in this Part I are being separately provided to the participants covered by the First Potomac Realty Trust 2003 Equity Compensation Plan, as specified by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant hereby incorporates the following documents in this Registration Statement by reference:
          1. the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2007;
          2. the Registrant’s Current Reports of Form 8-K filed with the Commission on April 10, 2007 and April 12, 2007; and
          3. The description of the Registrant’s common shares of beneficial interest, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 2003, to register the Registrant’s common shares of beneficial interest under the Securities Exchange Act of 1934, as amended.

     In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s amended and restated declaration of trust limits the liability of its trustees and officers for money damages, except for liability resulting from:
•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated.
     The Registrant’s amended and restated declaration of trust authorizes it, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of its present or former shareholders, employees, agents, trustees or officers or any individual who, while a shareholder, employee, agent, trustee or officer and at its request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. The Registrant’s amended and restated bylaws require it, to the maximum extent permitted by Maryland law, to indemnify each present or former shareholder, trustee or officer who is made a party to a proceeding by reason of his or her service to it.
     Maryland law permits the Registrant to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:
•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty or;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
     However, Maryland law prohibits the Registrant from indemnifying its present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. The Registrant’s amended and restated bylaws and Maryland law require it, as a condition to advancing expenses in certain circumstances, to obtain:
•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

4.3	First Potomac Realty Trust 2003 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 to Registrant’s Registration Statement on Form S-11 (No. 333-107172))

4.4	Amendment No. 1 to First Potomac Realty Trust 2003 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2005)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered*

23.1	Consent of KPMG LLP (independent registered public accounting firm)*

23.2	Consent of Ernst & Young LLP (independent registered public accounting firm)*

23.3	Consent of The Schonbraun McCann Group LLP (independent registered public accounting firm)*

Exhibit No.	Description

23.4	Consent of Goodman and Company L.L.P. (independent registered public accounting firm)*

23.5	Consent of Hunton & Williams LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney of Directors and Officers of the Company (included on signature page)

*	Filed herewith.
Item 9. Undertakings.
          (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 16th day of April, 2007.

FIRST POTOMAC REALTY TRUST (Registrant)
By:	/s/ Barry H. Bass
Barry H. Bass
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of the trustees and/or officers of First Potomac Realty Trust whose signature appears below hereby appoints Joel F. Bonder and Barry H. Bass, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and trustees to enable First Potomac Realty Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Louis T. Donatelli	Chairman of the Board of	April 16, 2007
Louis T. Donatelli	Trustees

/s/ Douglas J. Donatelli	President, Chief Executive	April 16, 2007
Douglas J. Donatelli	Officer and Trustee
(Principal Executive Officer)

/s/ Barry H. Bass	Executive Vice President and	April 16, 2007
Barry H. Bass	Chief Financial Officer
(Principal Financial Officer)

/s/ Michael H. Comer	Senior Vice President and Chief	April 16, 2007
Michael H. Comer	Accounting Officer (Principal
Accounting Officer)

/s/ Robert H. Arnold	Trustee	April 16, 2007
Robert H. Arnold

/s/ Richard B. Chess	Trustee	April 16, 2007
Richard B. Chess

	Trustee	April , 2007
J. Roderick Heller, III

/s/ R. Michael McCullough	Trustee	April 16, 2007
R. Michael McCullough

/s/ Alan G. Merten	Trustee	April 16, 2007
Alan G. Merten

/s/ Terry L. Stevens	Trustee	April 16, 2007
Terry L. Stevens

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

4.3	First Potomac Realty Trust 2003 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 to Registrant’s Registration Statement on Form S-11 (No. 333-107172))

4.4	Amendment No. 1 to First Potomac Realty Trust 2003 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2005)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered*

23.1	Consent of KPMG LLP (independent registered public accounting firm)*

23.2	Consent of Ernst & Young LLP (independent registered public accounting firm)*

23.3	Consent of The Schonbraun McCann Group LLP (independent registered public accounting firm)*

23.4	Consent of Goodman and Company L.L.P. (independent registered public accounting firm)*

23.5	Consent of Hunton & Williams LLP (included in Exhibit 5.1)*

24.2	Powers of Attorney of Directors and Officers of the Company (included on signature page)

*	Filed herewith.